UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

We previously entered into an Amended and Restated Term Loan Agreement with Capital Royalty Partners II, L.P. and its affiliate funds (“Capital Royalty Partners”), which has since been amended by Consent and Amendment Agreement, dated June 20, 2014, Omnibus Amendment Agreement No. 2, dated February 23, 2015 and Amendment No. 3 to Term Loan Agreement, dated January 8, 2016 (as so amended, the “Term Loan Agreement”).

On March 7, 2017, we entered into Waiver and Amendment No. 4 to the Term Loan Agreement (the “Fourth Amendment”). The Fourth Amendment includes a limited waiver of a potential event of default that could have resulted from the explanatory paragraph in the audit report of our independent registered public accounting firm contained in our financial statements for the year ended December 31, 2016. In consideration for the waiver, we agreed to: (i) issue Capital Royalty Partners ten-year warrants to purchase an aggregate of 1,937,890 shares of our common stock at an exercise price equal to $2.35 per share, the closing price of our common stock on the NASDAQ Global Market on the date of the Fourth Amendment (the “Warrants”), (ii) increase our minimum cash balance requirement under the Term Loan Agreement from $2.0 million to $10.0 million, (iii) provide Capital Royalty Partners the same information we make available to our board of directors, subject to limited exceptions, and (iv) not incur additional third party indebtedness secured solely by accounts receivable, inventory and cash.  In addition, the Fourth Amendment includes a covenant requiring us to complete a financing in which our gross proceeds from the sale of equity securities is at least $30.0 million, no later than January 15, 2018.

Furthermore, in connection with Amendment No. 3 to the Term Loan Agreement (the “Third Amendment”), we previously agreed to pay, on the earlier of (i) the maturity date of the Term Loan Agreement, which is March 31, 2020, (ii) the date that the loan under the Term Loan Agreement becomes due, and (iii) the date on which we make a voluntary pre-payment of the loan, a financing fee equal to 3.0% of the sum of (x) the aggregate amount drawn under the Third Amendment, and (y) any PIK Loans (as defined in the Term Loan Agreement) issued in relation to the Third Amendment (collectively, the “Back End Financing Fee”). Pursuant to the Fourth Amendment, we have agreed to increase the Back End Financing Fee to 5.0% of the entire aggregate principal amount of borrowings outstanding, including total PIK Loans issued, under the Term Loan Agreement, which was $81.1 million as of December 31, 2016.  The Back End Financing Fee is payable at maturity of our loans and on the principal amount of any loans for which we make an optional prepayment, and may be payable in connection with asset sales not permitted under the Term Loan Agreement or in connection with a change of control.

The foregoing descriptions of the Fourth Amendment and the Warrants do not purport to be complete and are qualified in their entirety by copies of such documents, which will be filed as exhibits to our next periodic report.

Item 2.02Results of Operations and Financial Condition.

On March 8, 2017, we issued a press release reporting our financial results for the fourth quarter and full year ended December 31, 2016. This press release has been furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information provided under this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 is incorporated by reference into this Item 3.02.  The Warrants were issued without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press release of Tandem Diabetes Care, Inc. dated March 8, 2017, announcing 2016 financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

Date: March 8, 2017	/s/ David B. Berger
David B. Berger
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Number	Description

99.1	Press release of Tandem Diabetes Care, Inc. dated March 8, 2017, announcing 2016 financial results.